UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
Delaware	20-0242069
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2013, Medical Properties Trust, Inc.’s (the “Company”) operating partnership, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“MPT Finance” and, together with the Operating Partnership, the “Issuers”), completed a public offering of €200 million aggregate principal amount of their 5.750% Senior Notes due 2020 (the “Notes”). The Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, the subsidiaries named therein (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of October 10, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuers, the Guarantors, the Trustee, Deutsche Bank AG, London Branch, as paying agent (the “Paying Agent”), and Deutsche Bank Luxembourg S.A., as registrar and transfer agent (the “Registrar and Transfer Agent”).

Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2014. The Notes will pay interest in cash at a rate of 5.750% per year. The Notes mature on October 1, 2020. The Issuers may redeem some or all of the Notes at any time prior to October 1, 2016 at a “make-whole” redemption price. On or after October 1, 2016, the Issuers may redeem some or all of the Notes at a premium that will decrease over time. In addition, at any time and from time to time prior to October 1, 2016 the Issuers may redeem up to 35% of the aggregate principal amount of the Notes using the proceeds of one or more equity offerings.

The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Guarantors.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

The Indenture contains restrictive covenants that, among other things, restrict the ability of the Company, the Issuers and their restricted subsidiaries to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) create liens; (vi) enter into transactions with affiliates; and (vii) merge, consolidate or transfer all or substantially all of their assets. The Company, the Issuers and their restricted subsidiaries are also required to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

The offering and sale of the Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Issuers’ and Guarantors’ effective registration statement on Form S-3 (File No. 333-190543), each of which has been filed with the Securities and Exchange Commission.

The Issuers expect to use the net proceeds from the offering of Notes to fund the Company’s previously announced acquisition of a portfolio of 11 rehabilitation facilities in the Federal Republic of Germany from RHM Klinik-und Altenheimbetriebe GmbH & Co. KG, which is expected to close in the fourth quarter of 2013. The Issuers intend to use any remaining net proceeds for general corporate purposes. If the conditions to closing the acquisition (other than the payment of the acquisition consideration and other than those conditions that by their terms are to be satisfied contemporaneously with closing) are not waived or satisfied on or prior to January 8, 2014, then the Issuers will be required to redeem the Notes at the aggregate offering price plus accrued and unpaid interest up to, but excluding, the redemption date. Accordingly, pending closing of the acquisition, the gross proceeds from the offering were placed into an escrow account, together with additional amounts needed to redeem the Notes at their aggregate offering price, plus accrued and unpaid interest on the Notes from the issue date up to, but excluding, the redemption date.

The summary of the foregoing description is qualified in its entirety by reference to the text of the Indenture. Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated as of October 10, 2013, by and among the Issuers, the Guarantors and the Trustee.
4.2	First Supplemental Indenture, dated as of October 10, 2013, by and among the Issuers, the Guarantors, the Trustee, the Paying Agent and the Registrar and Transfer Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: October 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Base Indenture, dated as of October 10, 2013, by and among the Issuers, the Guarantors and the Trustee.
4.2	First Supplemental Indenture, dated as of October 10, 2013, by and among the Issuers, the Guarantors, the Trustee, the Paying Agent and the Registrar and Transfer Agent.

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